FORTUNE BRANDS INNOVATIONS, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

Fortune Brands Innovations, Inc. (the “Company”) established this Directors’ Deferred Compensation Plan (the “Plan”) to assist the Company in attracting and retaining persons of competence and stature to serve as directors of the Company (“Directors”) by giving those Directors the option of deferring the receipt of the cash fees and shares of Company common stock (“Common Stock”) payable to them by the Company for their services as Directors.

1.
Effective Date. The Plan was established by the Company effective as of October 3, 2011, was amended and restated effective as of January 1, 2013, and is hereby further amended and restated as of September 18, 2023 with respect to compensation earned on or after January 1, 2024.
2.
Eligibility and Participation. Each Director of the Company who (a) is duly elected to the Company’s Board of Directors (the “Board”) and (b) is not an employee of the Company is an “Eligible Director.” Each Eligible Director may elect to defer the receipt of any (i) fees, stipends, or other remuneration otherwise payable in cash (“Director Cash Fees”) and (ii) shares of Common Stock granted annually (“Director Shares”) to the Eligible Director by the Company for services as a Director in accordance with Section 4 below (together, the Director Cash Fees and Director Shares shall be referred to as “Directors’ Fees”). Each Eligible Director who elects to defer Directors’ Fees under the Plan is a “Participant” in the Plan.
3.
Administration. The Board appoints the Nominating, Environmental, Social & Governance Committee of the Board to act as the administrator of the Plan (referred to herein as the “Administrator”). The Administrator shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish, amend and revoke rules and regulations as it deems necessary or desirable for the administration of the Plan. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive upon the Participants and all other persons having or claiming any right or interest in the Plan or the Deferral Accounts. The Board has the power to designate an additional or replacement Administrator at its discretion. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder.

No member of the Board or Administrator, and no employee of the Company to whom the Administrator delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Administrator and such employees shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

4.
Deferrals.
(a)
Deferral Election. An Eligible Director may file with the Administrator, on or before December 31 of each calendar year (or such other date as approved by the Administrator, subject to compliance with Internal Revenue Code (“Code”) Section 409A), an election in writing to defer all or a portion of the Directors’ Fees to be earned by the Eligible Director in the following calendar year (a “Deferral Election”). In the year in which a Director first becomes eligible to participate in the Plan, the Director may make a Deferral Election with respect to services to be performed subsequent to the date of the Deferral Election if the Director files such election with the Administrator no later than thirty (30) days after the date on which the Director becomes eligible to participate in the Plan. If a Deferral Election is filed, an amount equal to all or a portion (as designated in the Deferral Election) of the Directors’ Fees earned by the Participant for the following calendar year (or the remainder of the calendar year, in the case of new eligible Directors) will be credited to a deferral account maintained on behalf of that Participant (the “Deferral Account”) in accordance with Section 4(d). Such Deferral Election will be irrevocable for the calendar year in which it applies and shall continue in effect for subsequent calendar years unless the Director terminates his or her prior Deferral Election prior to the first day of such subsequent year.
(b)
Minimum Deferral. If a Participant makes a Deferral Election, the amount of such election may not be less than $5,000 of Director Cash Fees per calendar quarter.
(c)
Conversion Election. When filing a Deferral Election with respect to Director Cash Fees, an Eligible Director may elect in writing to irrevocably convert all or a portion of such deferred Director Cash Fees to shares of Common Stock (a “Conversion Election”) in accordance with Section 4(e)(ii) below. Such converted Director Cash Fees shall be treated as Director Shares for all purposes of the Plan, including but not limited to crediting a Participant’s Deferral Account under Section 4(d), calculating Dividend Equivalents under Section 4(e)(iii), and making distributions under Section 5. Shares issued under the Conversion Election shall be, and hereby are deemed to be, granted pursuant to the equity compensation plan adopted by the Company and in effect at the time of the Conversion Election (including, for the avoidance of doubt, the Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan, the Fortune Brands Home & Security, Inc., 2013 Long-Term Incentive Plan and the Fortune Brands Innovations, Inc. 2022 Long-Term Incentive Plan).
(d)
Accounting. A Deferral Account consisting of a subaccount for Director Cash Fees and a subaccount for Director Shares (as applicable) will be maintained by the Company and will list and reflect each Participant’s credits and valuations. The Company will credit to the Participant’s subaccount for Director Cash Fees an amount equivalent to the Director Cash Fees for which the Participant has made a Deferral Election (other than Director Cash Fees subject to a Conversion Election). The Company will credit to the Participant’s subaccount for Director Shares (i) the number of share equivalents representing the number of Director Shares for which the Participant has made a Deferral Election and (ii) the number of share equivalents determined under Section 4(e)(ii) with respect to a Conversion Election. The credits described in this Section 4(d) will be made on the date on which the Directors’ Fees would have been paid or granted absent a Deferral Election.

The Plan is unfunded and no funds will be segregated into the Deferral Account of Participants.

(e)
Valuation.
(i)
Director Cash Fees. At the end of each calendar quarter, each Participant’s subaccount for Director Cash Fees will be credited with interest on the value of his or her subaccount for Director Cash Fees. The interest rate applicable for a calendar quarter will be the average rate of the final auction of the prior quarter for the sale of 13-week U.S. Government bills, rounded up to the nearest five-hundredths of one percent (.05%). If such rate is no longer available, a substantially similar one selected by the Administrator shall be used. Interest will be calculated on the basis of actual days over a 360-day year.

(ii)
Conversion of Director Cash Fees. If a Participant makes a Conversion Election, the Company will credit the Participant’s subaccount for Director Shares with a number of whole share equivalents determined by dividing the Director Cash Fees subject to such Conversion Election by the closing price of a share of Common Stock on the first business day of the beginning of the calendar quarter in which the applicable fees are to be earned. The value of the any fractional shares for such calendar quarter will be credited to the Participant’s subaccount for Director Cash.
(iii)
Dividends on Deferred Director Shares. On each dividend payment date, an amount equal to the dividend, if any, payable with respect to a share of Common Stock multiplied by the number of share equivalents credited to the Participant’s subaccount for Director Shares will be credited to the Participant’s subaccount for Director Cash (“Dividend Equivalents”). Such Dividend Equivalents will be credited in cash to the extent such dividends would have been paid in cash or in additional share equivalents to the extent such dividends would have been paid in Common Stock. Dividend Equivalents credited in cash shall be credited with interest at the same time and in the same manner as Director Cash Fees credited to a Participant’s subaccount for Director Cash Fees as described in Section 4(d)(i).
5.
Distribution. Distribution of a Participant’s Deferral Account will be made as soon as practicable in the January following the calendar year in which the Participant’s “Separation from Service” (as defined in Treas. Reg. §1.409A-1(h) and in accordance with Treas. Reg. §1.409A-1(h)(2) and §1.409A-1(h)(5)) from the Company occurs in (i) whole shares of Common Stock with respect to the number of whole share equivalents credited to the Participant’s subaccount for Director Shares and (ii) a single lump sum cash payment equal to the sum of the balance of the Participant’s subaccount for Director Cash Fees, the value of any fractional shares credited to the Participant’s subaccount for Director Cash pursuant to Section 4(e)(ii) and any cash Dividend Equivalents (and interest thereon) credited to the Participant’s subaccount for Director Shares.
6.
Separation from Service due to Death. In the event of a Participant’s Separation from Service by reason of death, the Administrator will, as soon as reasonably practicable following Separation from Service but in no event later than 90 days after the Participant’s death, distribute amounts credited to the Deferral Account to the beneficiary or beneficiaries of the Participant. Each Participant has the right to designate one or more beneficiaries to receive distributions in the event of a Participant’s death by filing with the Company a beneficiary Designation Form at the time and in the manner specified by the Administrator. The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to that Participant’s death by the delivery to the Company of a new Beneficiary Designation Form. If no beneficiary has been designated, or if no designated beneficiary survives the Participant, distributions pursuant to this provision will be made to the Participant’s estate.
7.
Effect of Change of Control. In the event of a Change of Control of the Company, the entire unpaid balance of each Participant’s Deferred Account shall be paid in a lump sum cash payment and whole shares of Common Stock (as applicable) to the Participant within thirty (30) days following the effective date of the Change of Control. Change of Control shall mean the first to occur of any of the following events, but only to the extent that such event is an event described in Code Section 409A(a)(2)(A)(v) and the regulations promulgated thereunder:
(a)
any one person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company, but not including persons solely because they purchase stock of the Company at the same time or as a result of the same public offering), acquires (or has acquired within the 12-month period ending on the date of the most recent acquisition by such person) securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(b)
during any period of twelve months, a majority of members of the Board are replaced by Directors whose appointment or election is not endorsed by at least a majority of the members of the Board before the date of the appointment or election; or
(c)
any person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company, but not including persons solely because they purchase stock of the Company at the same time or as a result of the same public offering), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the combined voting power of the stock of the Company but only if such person or group did not own more than 50% of the combined voting power of the stock of the Company prior to such acquisition; or
(d)
any person, or more than one person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company, but not including persons solely because they purchase assets of the Company at the same time), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, except where the assets are transferred to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding stock of the Company, or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii), above.
8.
Stock Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number of share equivalents credited to the Participant’s subaccount for Director Shares shall be appropriately adjusted by the Administrator. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, the number of share equivalents credited to the Participant’s subaccount for Director Shares may be adjusted as determined to be appropriate and equitable by the Administrator to prevent dilution or enlargement of rights of participants. In either case, the decision of the Administrator regarding any such adjustment shall be final, binding and conclusive.
9.
Assignment and Alienation of Benefits. The right of each Participant to any account, benefit or payment hereunder will not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of that Participant; and no account, benefit or payment will be subject to anticipation, alienation, sale, transfer, assignment or encumbrance except by will, by the laws of descent and distribution, or pursuant to a domestic relations order that meets the requirements of Code Section 414(p)(1)(B).

10.
Section 409A Compliance. Notwithstanding any provision to the contrary, this Plan is intended to comply with Code Section 409A and the interpretive guidance thereunder. The Plan shall be construed and interpreted in accordance with such intent. Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2). If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. If the Company determines that any amounts payable hereunder may be taxable to a Director under Code Section 409A, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A; provided, that neither the Company nor any of its affiliates nor any other person or entity shall have any liability to any Director with respect to the tax imposed by Code Section 409A. Notwithstanding any other provision of this Plan, if a Director is a “specified employee,” as defined in Code Section 409A(a)(2)(B), then to the extent required by Code Section 409A, no payment will be made prior to the earlier to occur of (i) six months following such Director’s separation from service or (ii) the date of the Director’s death.
11.
Unsecured Obligation. The obligation of the Company to make distributions of amounts credited to the Participant’s Deferred Account shall be a general obligation of the Company, and such distribution shall be made only from general assets and property of the Company. The Participant’s relationship to the Company under the Plan shall be only that of a general unsecured creditor and neither this Plan, nor any agreement entered into hereunder, or action taken pursuant hereto shall create or be construed to create a trust for purposes of holding and investing the Deferral Account balances. The Company reserves the right to establish such a trust; provided that, in no event shall the Company make a contribution or deposit to a trust (a) in connection with a change in the financial health of the Company or an affiliate or (b) during any restricted period with respect to a qualified defined benefit plan maintained by the Company or an affiliate. The establishment of a trust shall not create any rights in or against any amounts held thereunder.
12.
Amendment or Termination. The Board or the Administrator may amend this Plan at any time and from time to time. The Board may terminate this Plan and distribute the Deferral Accounts of Participants, to the extent permitted under Code Section 409A and the regulations promulgated thereunder or other applicable published guidance issued by the U.S. Department of Treasury or the Internal Revenue Service. Any amendment or termination of this Plan will not adversely affect the rights of a Participant accrued prior thereto without that Participant’s written consent, except to the extent required by law.
13.
Taxes. The Company is not responsible for the tax consequences under federal, state or local law of any election or payment of amounts made by any Participant under the Plan and the Company shall not withhold any amounts under the Plan for taxes except as otherwise expressly required by applicable law. All payments under the Plan are subject to reporting requirements to the extent required by applicable law.
14.
No Right to Continued Membership on the Board. Nothing in this Plan confers upon any Director any right to continue as a Director or in the service of the Company or interferes with the rights of the Company and its stockholders.

15.
No Stockholder Rights. Neither the Participant nor any other person shall have any rights as a stockholder of the Company with respect to amounts credited to the Participant’s subaccount for Director Shares until the shares of Common Stock are issued to the Participant (or the beneficiary of the Participant).
16.
Successors in Interest. The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.
17.
Applicable Law. To the extent not preempted by federal law, this Plan shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its
Executive Vice President, Chief Legal Officer and Secretary, this 18th day of September 2023.

FORTUNE BRANDS INNOVATIONS, INC.

By:/s/ Hiranda S. Donoghue a

FORTUNE BRANDS INNOVATIONS, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

DEFERRAL ELECTION

Complete only if you have not previously filed a Deferral Election, or you now wish to change your previous Deferral Election(s) or Conversion Election for the upcoming year.

I, _____________________________________, make the following election under the Fortune Brands Innovations, Inc. Directors’ Deferred Compensation Plan (the “Plan”) with respect to fees earned beginning January 1, 202__ for services as a Director of Fortune Brands Innovations, Inc. (the “Company”). Any capitalized term that is not defined will have the meaning set forth in the Plan.

A. Deferral Election. I elect to defer receipt of my Directors’ Fees as follows:

DIRECTOR CASH FEES		DIRECTOR SHARES
□ all of my Director Cash Fees or	AND/OR	□ all of my Director Shares or
□ $___________ per calendar quarter of my Director Cash Fees (may not be less than $5,000 per calendar quarter)		□ ___________ of my annual grant of Director Shares

B. Conversion Election. I elect to convert ___% of the deferred Director Cash Fees described in Part A. into share equivalents under the Plan.

This Deferral Election (and, if applicable, Conversion Election) supersedes any prior deferral or conversion elections under the Plan and will remain in effect for future years unless changed through a future election or operation of the Plan. The Plan is unfunded. All deferrals and interest are maintained as general assets of the Company. You should carefully review the enclosed Plan before you elect to defer.

If you have any questions regarding the Plan, please call Angela Pla at (847) 484-4455. Please remember that if you would like to participate, this Deferral Election must be returned by December 31st preceding the year in which the fees are earned (or, in the case of the first year in which you are eligible to participate in the Plan, you may make this Deferral Election with respect to services to be performed subsequent to the date of the Deferral Election if you return such election no later than thirty (30) days after the date on which you became eligible to participate in the Plan).

____________________________________ ________________________

Director’s Signature Date

____________________________________

Director’s Name (please print)

FORTUNE BRANDS INNOVATIONS, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

In accordance with the terms of the Fortune Brands Innovations, Inc. Directors’ Deferred Compensation Plan (the “Plan”), the individual whose name appears below, who serves as a Director of Fortune Brands Innovations, Inc. (the “Company”), hereby designates the individual(s) named below as his or her beneficiary or beneficiaries with respect to his or her Deferral Account (and any other amounts due to him or her) under the Plan. This designation shall supersede any and all previous beneficiary designations made by the Director with respect to his or her Deferral Account under the Plan. Any capitalized term that is not defined will have the meaning set forth in the Plan.

1. Primary Beneficiary. The following person, or persons, are designated as primary beneficiary with respect to the percentage of the Director’s unpaid Deferral Account (and any other amounts due to him or her) indicated for each person:

Name: _____________________________________

Relationship: _____________________________________

Address: _____________________________________

_____________________________________

_____________________________________

Percent: _____________________________________

Name: _____________________________________

Relationship: _____________________________________

Address: _____________________________________

_____________________________________

_____________________________________

Percent: _____________________________________

Name: _____________________________________

Relationship: _____________________________________

Address: _____________________________________

_____________________________________

_____________________________________

Percent: _____________________________________

2. Secondary Beneficiary. The following person, or persons, are designated as secondary Beneficiary with respect to the percentage of the Director’s unpaid Deferral Account (and any other amounts due to him or her) indicated for each person:

Name: _____________________________________

Relationship: _____________________________________

Address: _____________________________________

_____________________________________

_____________________________________

Percent: _____________________________________

Name: _____________________________________

Relationship: _____________________________________

Address: _____________________________________

_____________________________________

_____________________________________

Percent: _____________________________________

Name: _____________________________________

Relationship: _____________________________________

Address: _____________________________________

_____________________________________

_____________________________________

Percent: _____________________________________

____________________________________ ________________________

Director’s Signature Date

____________________________________

Director’s Name (please print)